Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2013, with respect to the consolidated financial statements of Summit Financial Services Group, Inc., included in the Annual Report on Form 10-K of Summit Financial Services Group, Inc. for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Moore Stephens Lovelace, P.A.

Orlando, Florida

April 5, 2013